EXHIBIT 99.1


         SYMBOL TO ACQUIRE TELXON IN A STOCK-FOR-STOCK TRANSACTION; WILL CREATE A GLOBAL LEADER IN WIRELESS HANDHELD COMPUTING
                           ACROSS MANY INDUSTRIES

HOLTSVILLE, N.Y. & CINCINNATI--(BUSINESS WIRE)--July 26, 2000-
Symbol Technologies, Inc. (NYSE: SBL) and Telxon Corporation (NASDAQ:
TLXN) today announced that Symbol will acquire Telxon in a stock-for-stock merger that will create a global leader in wireless handheld computing systems across many industries and vertical applications.

Under the terms of a definitive merger agreement unanimously approved by both Boards of Directors, Telxon shareholders will receive 0.50 of a Symbol share for each Telxon share. The transaction has a total equity value of approximately $465 million based on Symbol's closing share price yesterday of $49.88. Telxon also has $107 million in convertible debt. The acquisition is expected to be accounted for as a purchase and to be tax-free to Telxon shareholders.

The acquisition is expected to result in substantial initial operating efficiencies of at least $75 million annually from eliminating duplicate functions, rationalizing manufacturing facilities and sales offices and realizing purchasing, sales, manufacturing and other efficiencies. All aspects of Telxon's business will be fully integrated into Symbol. Before one-time transaction costs, the acquisition is expected to be approximately neutral to Symbol's earnings per share in 2001 and significantly accretive thereafter as the substantial synergies are realized. The transaction is expected to be completed in the fourth quarter of 2000 and is subject to regulatory clearance, approval by Telxon's shareholders and customary closing conditions.

Telxon had revenues of $363 million in the last 12 months and holds 4.1 million shares of Cisco Systems (NASDAQ: CSCO) with a current pre-tax value of approximately $283 million. Upon completion of the acquisition, Symbol will have estimated pro forma 2000 revenues of approximately $1.8 billion. Symbol shareholders will own over 90% of the combined company.

"Under John Paxton's leadership, Telxon has made great progress in stabilizing its operations," said Tomo Razmilovic, Symbol's President and CEO. "We are very excited about the future prospects of the combined company, its complementary technology, product lines, customer bases and network of partnerships. The transaction is financially as well as strategically compelling for Symbol, based on the substantial synergies we believe that we can achieve and the significant value of the Cisco shares owned by Telxon."

"Acquiring Telxon is a unique opportunity to combine our two companies' resources to develop and bring to market mobile computing systems and wireless data networks that enhance productivity and reduce costs across a wide range of industries and vertical applications," said Jerome Swartz, Symbol's Chairman. "As the Information Technology and Communications industries rapidly converge, Symbol and Telxon's complementary strengths will allow us to do more for our combined customers around the world than either company could have done separately."

John W. Paxton. Sr., Telxon's Chairman and CEO said, "This strategic combination makes sense for both companies, and I firmly believe it is the right step at the right time for Telxon's customers and shareholders. Our customers will benefit from greater resources and economies of scale, and our shareholders will benefit from a significant current premium and the opportunity to participate in the upside of this compelling combination."

Symbol's current management team will lead the combined company and Paxton will assist in the integration.

Added Razmilovic, "We will keep a sharp focus on customers as we fully and completely integrate Telxon into Symbol. We are committed to seamless convergence of existing Symbol and Telxon products, systems and sales forces and to providing unparalleled customer service and support. We plan no interruptions in any scheduled or committed rollouts from either company, and we intend to support all existing Symbol and Telxon products and services. We intend to honor all existing agreements with customers, VARs, distributors, OEMs and other strategic partners."

Bear, Stearns & Co. Inc. is serving as financial advisor to Symbol and Prudential Securities is serving as financial advisor to Telxon.

Telxon Corporation is a leading global designer and manufacturer of wireless networks for mobile computing solutions and information systems. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global customer services for its customers in more than 60 countries around the world. Telxon's global web site address is: www.telxon.com.

Symbol Technologies, Inc., winner of this year's National Medal of Technology, is a global leader in mobile data transaction systems, providing innovative customer solutions based on wireless local area networking for data and voice, application-specific mobile computing and bar-code data capture. Symbol's Wireless Information Appliances connect the physical world of people on the move, packages, paper and shipping pallets, to information systems and the Internet. Today, some 10 million Symbol bar-code scanners, mobile computers and wireless LANs are utilized worldwide in markets ranging from retailing to transportation and distribution logistics, manufacturing, parcel and postal delivery, government, healthcare and education. Symbol's systems and products are used to increase productivity from the factory floor to the retail store, to the enterprise and out to the home. Information about Symbol is available at www.symbol.com.

A conference call has been set up for 11:00 am EDT today to discuss the transaction and Symbol and Telxon's financial results, also released this morning. The dial in number is 785-832-1077, Pass Code Symbol Technologies Q2. A replay has been set up and will be available beginning 3:00 pm EDT on Wednesday, July 26th through Tuesday, August 1st on a 24-hour non-stop basis. The dial in number to access this replay is: 719-457-0820 Pass Code:
529921.

Except for historical information, all other information in this presentation consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those projected, anticipated or implied. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the business and technology of Telxon will not be integrated successfully; the failure to realize planned synergies on a timely basis; costs related to the proposed transaction; failure of Telxon's stockholders to approve the proposed transaction; and delays in obtaining regulatory approval of the proposed transaction. Neither Symbol or Telxon undertakes any obligation to publicly update or revise any forward-looking statements.

The proposed transaction will be submitted to Telxon's stockholders for their consideration. Such stockholders should read the proxy statement/prospectus concerning the transaction that will be filed with the Securities and Exchange Commission and mailed to stockholders. The proxy statement/prospectus will contain important information that Telxon's stockholders should consider before making any decision regarding the proposed transaction. Such stockholders will be able to obtain the proxy statement/prospectus, as well as other filings containing information about Symbol and Telxon, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus will be obtainable, without charge, from Symbol and Telxon.

Symbol and Telxon and certain other persons named below may be deemed to be participants in the solicitation of proxies of Telxon's stockholders to approve the transaction. The participants in this solicitation may include the directors and executive officers of Telxon and executive officers of Symbol as listed in Symbol's proxy statement for its 2000 annual meeting which may be obtained without charge, at the SEC's internet site (http://www.sec.gov).

As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 5% of Symbol' common shares or 5% of Telxon's common shares. Except as disclosed above, to the knowledge of Symbol and Telxon, none of the directors or executive officers of Symbol or Telxon has any interest, direct or indirect, by security holdings or otherwise in Symbol or Telxon.